EXHIBIT 99.1

Parker Drilling Reports 2018 First Quarter Results
HOUSTON, May 1, 2018 - Parker Drilling Company (NYSE: PKD) today announced results for the first quarter ended March 31, 2018, including a reported net loss of $29.7 million, or a $0.21 loss per common share, on revenues of $109.7 million.
First quarter Adjusted EBITDA was $11.9 million.
“Our first quarter results were down sequentially, primarily due to three significant events: a full quarter of zero rate from one rig in Alaska, a full quarter of low standby rates for our rig that finished drilling on Sakhalin Island, Russia in the fourth quarter, and a full quarter of zero rate for our rig that went off contract and demobilized in Kazakhstan in the fourth quarter,” said Gary Rich, the Company’s chairman, president and CEO. “During the first quarter, we worked with our long-term partner in Indonesia to convert our business into an Operation and Management (O&M) arrangement. The conversion into an O&M structure is a continuation of our strategy to build an asset-light operating model in markets where we do not have a significant concentration of assets, which should ultimately result in improved consolidated returns on capital.
“In our Rental Tools Services business, we experienced a slight decline in revenues and gross margin, but we see opportunities for growth in certain markets. We are also experiencing additional tendering activity for our Drilling Services business as oil prices have stabilized above $60 per barrel; however, the pricing environment remains challenging. We continue focusing on costs, enhancing efficiency, and maximizing financial flexibility, while remaining resilient and competitive in an evolving market,” concluded Mr. Rich.
First Quarter Review
Parker Drilling’s revenues for the 2018 first quarter, compared with the 2017 fourth quarter, decreased 5.7 percent to $109.7 million from $116.3 million. Operating gross margin excluding depreciation and amortization expense (gross margin) decreased 25.8 percent to $18.1 million from $24.4 million and gross margin as a percentage of revenues was 16.5 percent, compared with 21.0 percent for the 2017 fourth quarter.
Drilling Services
For the Company’s Drilling Services business, which is comprised of the U.S. (Lower 48) Drilling and International & Alaska Drilling segments, first quarter revenues decreased 7.6 percent to $57.5 million from $62.2 million for the 2017 fourth quarter. Gross margin decreased 63.0 percent to $2.0 million from $5.4 million, and gross margin as a percentage of revenues was 3.5 percent, compared with 8.7 percent for the prior period. Contracted backlog was $246 million at the end of the first quarter compared to $241 million at the end of the fourth quarter.
U.S. (Lower 48) Drilling
U.S. (Lower 48) Drilling segment revenues were $1.4 million, down from $1.5 million for the 2017 fourth quarter. Gross margin was a $2.7 million loss, unchanged from the 2017 fourth quarter. Results were similar to the prior quarter as market activity continues to be subdued in the inland waters of the Gulf of Mexico.
International & Alaska Drilling
International & Alaska Drilling segment revenues decreased 7.4 percent to $56.1 million from $60.6 million for the 2017 fourth quarter. Gross margin was $4.7 million, a 41.3 percent decrease from 2017 fourth quarter gross margin of $8.0 million. Revenues decreased primarily due to the reduced rig activity in Alaska, Sakhalin Island, Russia, and Kazakhstan, partially offset by increased reimbursable revenues. Gross margin was negatively impacted by the aforementioned inactive rigs and increased expenses in Kurdistan associated with a rig start-up. These negative gross margin impacts were partially offset by $3.0 million of inventory and asset related write-offs in the fourth quarter of 2017 that did not repeat in the first quarter.
Rental Tools Services
For the Company’s Rental Tools Services business, which is comprised of the U.S. Rental Tools and International Rental Tools segments, first quarter revenues decreased 3.5 percent to $52.2 million from $54.1 million for the 2017 fourth quarter. Gross margin decreased 14.7 percent to $16.2 million from $19.0 million, and gross margin as a percentage of revenues was 31.0 percent compared with 35.1 percent for the prior period.
U.S. Rental Tools
U.S. Rental Tools segment revenues decreased 4.4 percent to $34.7 million, from $36.3 million for the 2017 fourth quarter. Gross margin decreased 16.8 percent to $15.8 million from $19.0 million for the 2017 fourth quarter. The decline in revenues was due to decreased offshore rental activity partially offset by increased land activity. Gross margin declined primarily as a result of the change in revenue mix with lower offshore and increased land activity as well as increased inspection and repair expenses associated with the return of offshore rental equipment.

International Rental Tools
International Rental Tools segment revenues decreased 1.7 percent to $17.5 million from $17.8 million for the 2017 fourth quarter. Gross margin improved to $360 thousand from $11 thousand for the 2017 fourth quarter. Revenues were slightly down due to the timing of projects and gross margin was up, largely due to lower operating costs.
Consolidated
General and Administrative expenses were $6.2 million for the 2018 first quarter, up from $5.1 million for the 2017 fourth quarter. The increase was primarily due to incentive compensation adjustments during the 2017 fourth quarter. Total liquidity at the end of the quarter was $170.2 million, consisting of $118.3 million cash and $51.9 million available under our revolving credit facility. Our cash balance decreased $23.2 million during the quarter, predominantly due to the semiannual interest payments of $20.6 million on our long-term debt.
Capital expenditures in the first quarter were $8.9 million, with 94% dedicated to our Rental Tools Services business.

Conference Call
Parker Drilling has scheduled a conference call for 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Wednesday, May 2, 2018, to review first quarter results. The call will be available by telephone by dialing (+1) (412) 902-0003 and asking for the Parker Drilling First Quarter Conference Call. The call can also be accessed through the Investor Relations section of the Company's website. A replay of the call can be accessed on the Company's website for 12 months and will be available by telephone through May 9, 2018 at (+1) (201) 612-7415, conference ID 13678458#.

Cautionary Statement
This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts addressing activities, events or developments the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about anticipated future financial or operational results; the outlook for rental tools utilization and rig utilization and dayrates; the results of past capital expenditures; scheduled start-ups of rigs; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company’s rigs, rental tools operations and projects under management; future capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset purchases and sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs or rental equipment for operation; the Company’s financial position; changes in utilization or market share; outcomes of legal proceedings; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions, fluctuations in oil and natural gas prices, compliance with existing laws and changes in laws or government regulations, the failure to realize the benefits of, and other risks relating to, acquisitions, the risk of cost overruns, our ability to refinance our debt and other important factors, many of which could adversely affect market conditions, demand for our services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see “Risk Factors” in the Company’s Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
This news release contains non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided in the following tables.
Company Description
Parker Drilling provides drilling services and rental tools to the energy industry. The Company's Drilling Services business serves operators in the inland waters of the U.S. Gulf of Mexico utilizing Parker Drilling's barge rig fleet and in select U.S. and international markets and harsh-environment regions utilizing Parker-owned and customer-owned equipment. The Company's Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.
Contact: Nick Henley, Director, Investor Relations, (+1) (281) 406-2082, nick.henley@parkerdrilling.com.

PARKER DRILLING COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$118,315	$141,549
Accounts and Notes Receivable, net	126,685	122,511
Rig materials and supplies	31,822	31,415
Other current assets	20,438	22,361
Total current assets	297,260	317,836

Property, plant and equipment, net	610,744	625,771

Other Assets:
Deferred income taxes	1,826	1,284
Other assets	41,300	45,388
Total other assets	43,126	46,672

Total assets	$951,130	$990,279

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$94,563	$103,676
Total current liabilities	94,563	103,676

Long-term debt, net of unamortized debt issuance costs	578,404	577,971

Long-term deferred tax liability	78	78

Other long-term liabilities	11,110	12,433

Total stockholders' equity	266,975	296,121

Total liabilities and stockholders' equity	$951,130	$990,279

PARKER DRILLING COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Data)
(Unaudited)
			Three Months Ended December 31,
	Three Months Ended March 31,
	2018	2017	2017

Revenues	$109,675	$98,271	$116,334

Expenses:
Operating expenses	91,534	85,814	91,912
Depreciation and amortization	28,549	32,202	29,122
	120,083	118,016	121,034
Total operating gross margin (loss)	(10,408)	(19,745)	(4,700)

General and administrative expense	(6,201)	(7,040)	(5,100)
Provision for Reduction in Carrying Value of Certain Assets	—	—	(1,938)
Gain (loss) on disposition of assets, net	343	(352)	(2,483)
Total operating income (loss)	(16,266)	(27,137)	(14,221)

Other income (expense):
Interest expense	(11,240)	(10,870)	(11,194)
Interest income	23	10	84
Other	291	530	(326)
Total other income (expense)	(10,926)	(10,330)	(11,436)

Income (loss) before income taxes	(27,192)	(37,467)	(25,657)

Income tax expense (benefit)	1,604	2,342	3,036

Net income (loss)	(28,796)	(39,809)	(28,693)
Less: Mandatory convertible preferred stock dividend	906	—	906
Net income (loss) available to common stockholders	$(29,702)	$(39,809)	$(29,599)
Basic earnings (loss) per share:	$(0.21)	$(0.31)	$(0.21)
Diluted earnings (loss) per share:	$(0.21)	$(0.31)	$(0.21)
Number of common shares used in computing earnings per share:
Basic	138,765,995	130,142,527	138,675,403
Diluted	138,765,995	130,142,527	138,675,403

PARKER DRILLING COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2018	2017	2017

Revenues:
Drilling Services:
U.S. (Lower 48) Drilling	$1,354	$1,215	$1,546
International and Alaska Drilling	56,096	63,213	60,648
Total Drilling Services	57,450	64,428	62,194
Rental Tools Services:
U.S. Rental Tools	$34,748	$20,231	$36,324
International Rental Tools	17,477	13,612	17,816
Total Rental Tools Services	52,225	33,843	54,140
Total revenues	$109,675	$98,271	$116,334

Operating expenses:
Drilling Services:
U.S. (Lower 48) Drilling	$4,053	$4,200	$4,205
International and Alaska Drilling	51,426	52,184	52,619
Total Drilling Services	55,479	56,384	56,824
Rental Tools Services:
U.S. Rental Tools	$18,938	$13,455	$17,283
International Rental Tools	17,117	15,975	17,805
Total Rental Tools Services	36,055	29,430	35,088
Total operating expenses	$91,534	$85,814	$91,912

Operating gross margin:
Drilling Services:
U.S. (Lower 48) Drilling	$(2,699)	$(2,985)	$(2,659)
International and Alaska Drilling	4,670	11,029	8,029
Total Drilling Services	1,971	8,044	5,370
Rental Tools Services:
U.S. Rental Tools	$15,810	$6,776	$19,041
International Rental Tools	360	(2,363)	11
Total Rental Tools Services	16,170	4,413	19,052
Total Operating gross margin, excluding depreciation and amortization	$18,141	$12,457	$24,422
Total Depreciation and amortization	(28,549)	(32,202)	(29,122)
Total operating gross margin	(10,408)	(19,745)	(4,700)

PARKER DRILLING COMPANY AND SUBSIDIARIES
ADJUSTED EBITDA (1)
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017

Net income (loss) available to common stockholders	$(29,702)	$(29,599)	$(21,217)	$(31,127)	$(39,809)
Interest expense	11,240	11,194	11,067	11,095	10,870
Income tax expense (benefit)	1,604	3,036	1,919	1,743	2,342
Depreciation and amortization	28,549	29,122	30,067	30,982	32,202
Mandatory convertible preferred stock dividend	906	906	906	1,239	—
EBITDA	12,597	14,659	22,742	13,932	5,605

Adjustments:
Interest income and other	(314)	242	510	(582)	(540)
(Gain) loss on disposition of assets, net	(343)	2,483	(97)	113	352
Provision for reduction in carrying value of certain assets	—	1,938	—	—	—
Special items (2)	—	3,033	—	—	—

Adjusted EBITDA	$11,940	$22,355	$23,155	$13,463	$5,417

(1) We believe Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization), remeasurement of foreign currency transactions, tax consequences, impairment and other special items. Special items include items impacting operating expenses that management believes detract from an understanding of normal operating performance. Management uses Adjusted EBITDA as a supplemental measure to review current period operating performance and period to period comparisons. Our Adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner. EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. Generally Accepted Accounting Principles (GAAP), and should not be considered in isolation or as an alternative to operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

(2) Special items include:
- For the three months ended December 31, 2017, special items include a $3.0 million write-off of inventory associated with select international drilling assets. This item is recorded in operating expenses in the Consolidated Statement Of Operations.

PARKER DRILLING COMPANY AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EARNINGS PER SHARE
(Dollars in Thousands, except Per Share)
(Unaudited)
	Three Months Ended
	March 31,		December 31,
	2018	2017	2017

Net income (loss) available to common stockholders	$(29,702)	$(39,809)	$(29,599)
Diluted earnings (loss) per share	$(0.21)	$(0.31)	$(0.21)

Adjustments:
(Gain) loss on disposition of assets, net	$—	$—	$2,588
Provision for reduction in carrying value of certain assets	—	—	1,938
Write-off inventory	—	—	3,033
Net adjustments	—	—	7,559

Adjusted net income (loss) available to common stockholders(1)	$(29,702)	$(39,809)	$(22,040)
Adjusted diluted earnings (loss) per share (1)	$(0.21)	$(0.31)	$(0.16)

(1) We believe Adjusted net income (loss) available to common stockholders and adjusted income (loss) per diluted share are useful financial measures for investors to assess and understand operating performance for period to period comparisons. Management views the adjustments to Net income (loss) available to common stockholders and Income (Loss) per diluted share to be items outside of the Company’s normal operating results. Adjusted net income (loss) available to common stockholders and Adjusted income (loss) per diluted share are not measures of financial performance under GAAP, and should not be considered in isolation or as an alternative to Net income (loss) available to common stockholders or Income (loss) per diluted share.